UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2009

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-145897
(Commission File Number)

N/A
(IRS Employer Identification No.)

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)

604.888.0420
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant

As used in this Current Report on Form 8-K, all references to the “we,” “our”, “us” and the “Company” refer to Urban Barns Foods Inc., a company incorporated under the laws of the State of Nevada.

Share Exchange

On October 9, 2009 we entered into a share exchange agreement (the “Share Exchange Agreement”) with Urban Barns Foods Inc., a privately-held company incorporated under the laws of the Province of Alberta (“Urban Barns”).  Pursuant to the Share Exchange Agreement, we purchased all 1,000,000 of the issued and outstanding common shares of Urban Barns in exchange for issuing 25,000,000 shares of our common stock to the shareholders of Urban Barns.

In order to complete the share exchange, we were required to fulfill the following closing conditions under the Share Exchange Agreement:

•	appoint Jacob Benne and Daniel Meikleham to our Board of Directors;

•	accept the resignations of Deniz Hassan and Adrian Lee from our Board of Directors; and

•	cancel 20,500,000 shares of our common stock registered in the name of Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.

On December 4, 2009 we satisfied all of the conditions and the share exchange between us and Urban Barns closed.  As a result, Urban Barns is now our wholly owned subsidiary, and we have adopted the business of Urban Barns, which is the production of select organic and conventional fruits and vegetables in secure and controlled urban indoor environments.  In anticipation of the share exchange, we changed our name from HL Ventures Inc. to Urban Barns Foods Inc. on July 22, 2009.  A full description of the terms of the Share Exchange Agreement can be found in our Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on October 9, 2009.

Before the closing of the share exchange, we had 43,400,000 issued and outstanding shares of our common stock. Upon the closing of the share exchange, we entered into a share cancellation agreement with Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, to cancel 20,500,000 shares of our common stock registered in his name, and issued 25,000,000 shares of our common stock to the former shareholders of Urban Barns.  These shares were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  As of the filing of this Current Report on Form 8-K report there were 47,900,000 issued and outstanding shares of our common stock.

Prior to our entry into the Share Exchange Agreement, there were no material relationships between us, any of our respective affiliates, directors or officers, or any associates of our respective officers or directors and Urban Barns and its respective affiliates, directors or officers, or any associates of its respective officers or directors.

Accounting Treatment

The share exchange is being accounted for as an acquisition for accounting purposes, as Urban Barns is now our wholly owned subsidiary.  Consequently, the assets, liabilities and historical operations of Urban Barns will only be reflected in our consolidated financial statements after the completion of the share exchange, as will our operations since the closing of the share exchange.

Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We were incorporated as HL Ventures Inc. on May 21, 2007 under the laws of the State of Nevada.  Urban Barns was incorporated on July 3, 2009 under the laws of the Province of Alberta.  On December 4, 2009 we acquired all of the issued and outstanding common shares of Urban Barns pursuant to a share exchange agreement dated October 9, 2009.  As a result, Urban Barns is now our wholly owned subsidiary.  Our principal executive office is located at 7170 Glover Drive, Milner, British Columbia, Canada V0X 1T0.  Our telephone number is 604.888.0420.  Our fiscal year end is July 31.

Previous Business

We were incorporated to engage in the acquisition, exploration and development of natural resource properties, and in July 2007, Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, paid $7,000 in mineral property costs on our behalf to acquire a property known as the Luk 1-4 Mineral Claims in Esmeralda County, Nevada.  Our title to the Luk 1-4 Mineral Claims expired on September 1, 2009 and we do not plan to undertake any additional natural resource exploration and development activities.

Current Business

Recently, our management decided to focus on acquiring or merging with one or more operating businesses.  Our efforts to identify a target business resulted in the Share Exchange Agreement with Urban Barns.  On December 4, 2009 the share exchange with Urban Barns closed, and we accordingly adopted the business of Urban Barns.  We are now an urban produce production company that aims to be the supplier of choice of fresh, locally grown, high-quality organic and conventional fruits and vegetables for urban consumers.

We have identified a revenue opportunity in the produce industry which we believe is currently underutilized.  This consists primarily of producing select fruits and vegetables in a secure, indoor environment in close proximity to urban centers, where the population of potential consumers exceeds that of rural locales, regardless of regional climate or outdoor growing season constraints.  Our business plan therefore seeks to eliminate two of the most important logistical problems facing both producers and consumers of organic and conventional fruits and vegetables today:

•	costs and delays related to shipping fresh produce from where it is grown to where it can be sold; and

•	variations in climate that prevents certain produce from being grown in certain markets.

Our strategy is to develop a series of “urban barns” that we use to grow our fruits and vegetables in a number of urban centers, beginning with Vancouver, Canada and San Juan, Puerto Rico.  To do this, we plan to lease and retrofit a series of warehouse-type facilities in high density strategic locations and purchase and install proprietary growing machines to grow our organic and conventional produce.  This will provide consumers with a desirable degree of food security in addition to the other benefits associated with vertical farming, such as a reduced ecological footprint.

Our mission is to become the first company to create brand-name awareness for its produce by providing locally-grown fruits and vegetables to local retailers and businesses at prices that compete with those at which conventional and organic produce is typically offered.  We believe that this will permit consumers to substitute fresh, healthy, high-quality local equivalents into their diet in place of fruits and vegetables grown in distant regions at a similar or more competitive price point.

Technology

The technology that we plan to use to cultivate our fruits and vegetables consists of a proprietary vertical farming apparatus used to grow produce indoors that covers a limited amount of space and subjects plants to a variety of light spectrums over the course of their growing cycles. It was developed by Urban Barns and although the machine is not yet patent-protected by patent, we anticipate that we will file a Canadian patent application in the next 12 months to protect this proprietary technology.

Each machine occupying 150 square feet of floor space can yield as much output as 1500 square feet of greenhouse space, and allows a single plant to produce up to five times the crop yield that it would using standard greenhouse cultivation practices.  In addition to the land-use benefits it provides, we believe that the growing apparatus makes efficient use of light, energy, water, temperature, production cycle, transportation and labor, and is capable of producing safe, healthy, fresh, high-quality produce in controlled urban environments.  Our strategy of using this technology will allow us to reduce the cost of production, water usage, carbon emissions and herbicide and pesticide use as compared to traditional methods of farming.

In addition to Urban Barns’ proprietary technology, we are also actively seeking to acquire the rights to patented growing equipment developed by third parties to expand our business.

Products and Services

We plan to initially offer the following fruits and vegetables for sale, as we have found that they are relatively easy to propagate and can be grown to maturity in short production cycles: lettuce, spinach, basil, strawberries, cucumbers, eggplant, peppers and tomatoes.  We have identified these items due to their high demand and profit potential, but this list is by no means exhaustive.

Our growing partner, Bevo Agro Inc., is the largest propagator of plants in North America and was founded by our President, Chief Executive Officer and Director, Jacob Benne.  As of the date of this Current Report, Bevo Agro has been awarded Organic Crop Improvement Association (OCIA) International certification for cucumbers, eggplant, peppers and tomatoes (including the campari variety), and we anticipate cultivating organic varieties of these along with conventional varieties of lettuce, spinach, basil and strawberries.

We have entered into negotiations with Bevo Agro to supply the seedlings, which are young plants that have been propagated from seeds, for our initial Vancouver “urban barn” at cost.  Due to our relationship with Bevo Agro, we anticipate that it will also supply any other “urban barns” that we establish unless we are able to outsource the supply of seedlings to a local producer in a more cost-effective manner.  We plan to develop our own propagation facility in San Juan, Puerto Rico for our local “urban barn” location in conjunction with Bevo Agro.

Market

Currently, geography and logistics make produce farming a specialty or seasonal enterprise.  We are dedicated to changing this perception by growing fresh, safe, healthy organic and conventional fruits and vegetables in urban facilities regardless of climate on a year-round basis in a more environmentally-sustainable manner than traditional or greenhouse cultivation would permit.  Through the use of Urban Barns’ specialized growing machines and the selection of strategic locations for our “urban barns”, we believe that we can both service and expand the ever-increasing market for locally-grown produce in a cost-effective and competitive manner.

Organic products account for less than 2% of Canada’s food supply and occupy less than 1% of its dedicated cropland.  Nevertheless, over the past decade the market for such products has grown by approximately 20% and it is projected to continue to grow for the foreseeable future.  The same is true in the United States, where the farm industry is heavily subsidized and the federal government has indicated that food security and safety are top priorities.

There are strong indications that consumers are now, more than ever, interested in purchasing safe, locally-grown produce that is subject to a standard of quality such as organic certification.  The recent growth of farmer’s markets and the expansion of supermarket chains such as Whole Foods demonstrates that demand for such produce exists, as do public concern over herbicide and pesticide use, country-of-origin labeling and greenhouse gas emissions associated with shipping unripe produce hundreds, and even thousands, of miles from farm to retail outlet.  The “eat locally” movement has even been touted in the mainstream U.S. media as a method of reducing one’s carbon footprint.

We plan to capitalize on the opportunity presented by this shift in consumer attitudes by offering them fresh, locally-grown organic and conventional produce alternatives that are competitively-priced and capable of instilling a measure of brand recognition. To achieve the latter, we plan to employ shop-floor selling techniques (i.e. “taste-before-you-buy” campaigns) at the retail level, engage in targeted print advertising and leverage existing social networks on the Internet.  We also plan to target additional markets that require bulk produce on a continuous basis, such as produce processors, hotels and restaurants, and we believe that our ability to provide a constant supply of fruits and vegetables regardless of the local climate will differentiate our produce from that of our competitors.

Distribution Methods

We plan to become a leading supplier of produce by differentiating our fruits and vegetables from other available produce and substantially lowering the shipping costs required to transport most produce from its point of origin to point of sale.  To accomplish this, we plan to lease and retrofit a network of buildings in high density urban locations and equip them with proprietary growing machines to cultivate a variety of fruits and vegetables.  The technology will allow us to grow produce with high yields using a fast growing cycle in any location regardless of the local climate.

Once we have grown our produce, we plan to leverage the infrastructure established by Robyn Jackson, our Vice President, Logistics and Director, to distribute our fruits and vegetables on a cost-effective basis throughout western Canada.  We anticipate entering into agreements with a variety of regional distributors in any other locations in which we plan to operate once we have established the validity of our business model.

Locations

We plan to establish our first two “urban barns” in Vancouver, Canada and San Juan, Puerto Rico.  We have entered into negotiations with Jacob Benne, our President, Chief Executive Officer and Director, to supply space for our first commercial facility in Vancouver and we have also met with the Secretary of Agriculture of the Commonwealth of Puerto Rico, who has indicated an interest in donating government property to attract us to establish a facility in San Juan.  We targeted Puerto Rico for our second location based on tax incentives, the presence of a large potential customer base, and a thriving tourism industry whose hotels, cruise ships and restaurants require a supply of fresh, high-quality produce year-round.

Following the set-up of our first two “urban barns”, we anticipate investigating other potential locations in North America and evaluating such attributes as local production costs, our existing and prospective distributor relationships, typical local produce prices and local competition before we commit to establishing a facility in any urban center.

Competition

We will compete with operators of greenhouses to establish a network of controlled indoor environments in urban locations for the purpose of growing fresh fruit and vegetables year-round.  However, this common method of growing high-quality produce is limited in terms of cost and scale: operators must incur both high fixed and variable costs to build and maintain specialized structures for this purpose, which makes it difficult for them to scale their operations to optimal size.  Since we plan to lease and retrofit existing buildings and use proprietary technology to grow our fruits and vegetables, we will not have to incur a significant capital outlay to establish our “urban barns”, and the only limitations we will face in terms of scale will be related to the cost of acquiring and renovating similar facilities in close proximity to urban centers.

We also face competition from producers of organic fruits and vegetables that are grown and shipped from such locations as California, Mexico and Chile.  In many cases, these producers are able to grow produce year-round, but they face uncertainty related to shipping costs and delays and variations in climate, as well as environmental risks related to runoff exposure and the presence of airborne agents from surrounding farms.

Intellectual Property

We own the copyright of our logo and all of the contents of our website, www.urbanbarnsfoods.com.  We have not filed for any protection of our trademark and we do not currently own any other intellectual property rights.
Research and Development

We did not spend any amounts on research and development activities from our inception on May 21, 2007 to July 30, 2009.  Since then however, our directors and executive officers have devoted a significant amount of their time to research and development activities on our behalf, including the development of Urban Barns’ proprietary technology.
Reports to Security Holders

Although we are not currently subject to the reporting and other requirements of the Exchange Act, we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of our fiscal year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Government Regulation

We do not require any government approvals to carry out our planned operations as described above.  However, once we have established our planned “urban barns” locations, we anticipate that we will have to obtain the necessary government licenses, authorizations and labor permits to legally manage our facilities in the locations in which we plan to operate.

While our intended business activities do not currently violate any laws, any regulatory changes that impose restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs and decreasing demand for our products, which could have a material adverse effect on our results of operations.

Employees

As of December 4, 2009 we did not have any employees.  We plan to hire a number of full-time employees in the near future to engage in administrative tasks and the development our first two “urban barn” facilities in Vancouver, Canada and San Juan, Puerto Rico.  Once we have entered into definitive agreements to distribute our produce, we anticipate hiring additional employees to operate these facilities and engaging various consultants to provide legal, accounting, marketing and software development services to us.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Urban Barns’ financial statements for the year ended July 31, 2009.  As described above, we adopted the business of Urban Barns, a private Alberta corporation, as of the closing date of the share exchange, and we also adopted that company’s financial statements as our financial statements as of that date because of the reverse take-over accounting treatment of the share exchange transaction.  Pro forma financial statements that combine our financial statements with those of Urban Barns for the period ended July 31, 2009 are attached as Exhibit 99.1 to this Current Report on Form 8-K.

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Current Report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are to United States dollars unless otherwise noted.

Results of Operations

Revenues

We have not earned any revenues since our inception and our ability to generate revenues remains uncertain.  The auditor's report on our audited financial statements for the fiscal year ended July 31, 2009 contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

For the fiscal year ended July 31, 2009, we incurred total expenses of CAD$867, consisting of CAD$763 in general and administrative expenses and CAD$104 in website expenses.  Our general and administrative expenses consisted entirely of research and development costs.

Net Loss

For the fiscal year ended July 31, 2009, we incurred a net loss of CAD$867.  We did not experience any net loss per share for the fiscal year ended July 31, 2009.

Liquidity and Capital Resources

As of July 31, 2009 we had CAD$1,133 in cash and total assets, no liabilities and a working capital surplus of CAD$1,133.  As of July 31, 2009 we had an accumulated deficit of CAD$867, all of which was funded by equity financing.

During the fiscal year ended July 31, 2009 we spent net cash of CAD$867 on operating activities, did not engage in any investing activities and received net cash of CAD$2,000 from financing activities.  All of the net cash we received from financing activities was in the form of additional paid-in capital.

We estimate that our expenses over the next 12 months (beginning December 2009) will be approximately $2,301,800 as summarized in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from investors or other sources.

Description	Potential Completion Date	Estimated Expenses ($)
Seedling purchases	12 months	96,000
Packaging	12 months	76,800
Direct cost of sales (including research and development)	12 months	979,200
Shipping	12 months	225,000
Payroll	12 months	350,000
Advertising and marketing	12 months	370,000
General and administrative expenses	12 months	204,800
Total		2,301,800

Our general and administrative expenses for the year will consist of professional fees, office maintenance, communication expenses (cellular, internet, fax and telephone), bank charges, courier and postage costs, office supply costs and fees related to our website. Our professional fees will include legal, accounting and auditing fees related to our regulatory filings throughout the year.
Based on our planned expenditures, we require additional funds of approximately $2,300,700 (a total of $2,301,800 less our approximately $1,100 in cash as of July 31, 2009) to proceed with our business plan over the next 12 months.  If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our obligations as they become due.  In such event, we will be forced to scale down or perhaps even cease our operations.

Share Cancellations

Upon the closing of the share exchange, we entered into a share cancellation agreement with Deniz Hassan, our former President, Chief Executive Officer and Director, to cancel 20,500,000 shares of our common stock registered in his name.

Future Financings

We have not generated any revenues, have achieved losses since our inception, and rely upon the sale of our securities to fund our operations.  We anticipate that we will generate only nominal revenues in the near future, and we do not anticipate generating sufficient positive operating cash flow until mid-2010 at the earliest.  It may take several years for us to fully realize our business plan, and in that time we will be dependent upon obtaining outside financing to carry out our operations.  Our financial statements for the fiscal year ended July 31, 2009 have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

We will require approximately $2,301,800 over the next 12 months in order to enable us to proceed with our plan of operations.  These cash requirements are in excess of our current cash and working capital resources.  Accordingly, we intend to raise the balance of our cash requirements for the next 12 months (approximately $2,300,700) from private placements, stockholder loans or possibly a registered public offering (either self-underwritten or through a broker-dealer).  If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans.  At this time we do not have a commitment from any broker-dealer to provide us with financing, and there is no guarantee that any financing will be available to us or if available, on terms that will be acceptable to us.

If we are unable to obtain the necessary additional financing, then we plan to reduce the amounts that we spend on our operations so as not to exceed the amount of capital resources that are available to us.  If we do not secure additional financing our current cash reserves and working capital will not be sufficient to enable us to sustain our operations for the next 12 months, even if we do decide to scale them down.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The amounts presented in our financial statements do not provide for the effect of inflation on our operations or financial position.  The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 3 of the notes to our financial statements for the fiscal year ended July 31, 2009.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Foreign Currency Translation

All of our transactions are denominated in Canadian currency so we have adopted the Canadian dollar as our functional and reporting currency.  All transactions initiated in other currencies are re-measured into our functional currency as follows:

•	assets and liabilities at the rate of exchange in effect at the balance sheet date,
•	equity at historical rates, and
•	revenue and expense items at the prevailing rate on the date of the transaction.

Translation adjustments resulting from translation of balances are accumulated as a separate component of shareholders’ equity and reported as a component of comprehensive income or loss.  As of July 31, 2009 we had no transactions initiated in other currencies.

Properties

Our executive office is located at 7170 Glover Drive, Milner, British Columbia, Canada V0X 1T0. We have not entered into any agreement regarding this office, which is provided to us at no charge by Jacob Benne, our President, Chief Executive Officer and Director.

We have not entered into any agreements to acquire any other material properties, although we anticipate spending approximately $979,200 on our direct cost of sales, which includes property expenditures, during the next 12 months (beginning December 2009).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of December 4, 2009, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of December 4, 2009, there were 47,900,000 shares of our common stock issued and outstanding.  All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Jacob Benne (1) 7170 Glover Drive Milner, British Columbia Canada V0X 1T0	25,000,000 (2)	52.2
Common Stock	Daniel Meikleham (3) 12936 Elbow Drive SW Calgary, Alberta Canada T2W 6G6	25,000,000 (4)	52.2
Common Stock	Robyn Jackson (5) 72 Prestwick Estate Way SE Calgary, Alberta Canada T2Z 3Y9	0	0
Common Stock	Mark Hanson (6) House No. 1873, Road No. 978 Block No. 1009 Al Hamala, Bahrain	0	0
	All Officers and Directors as a Group	25,000,000	52.2
Common Stock	Gerald Fitzpatrick 982 Habgood Street White Rock, British Columbia Canada V4B 4W6	25,000,000 (7)	52.2

(1)	Jacob Benne is our President, Chief Executive Officer and Director.

(2)
Includes 5,000,000 shares held by the Benne Family Trust, a trust over which Mr. Benne has sole voting and investment power, 10,000,000 shares held by the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power, and 10,000,000 shares held by Gerald Fitzpatrick.  All of these shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009.

(3)	Daniel Meikleham is our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(4)
Includes 10,000,000 shares held by the Meikleham Family Trust, a trust over which Mr. Meikleham has shared voting and investment power, 5,000,000 shares held by the Benne Family Trust, a trust over which Jacob Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, and 10,000,000 shares held by Gerald Fitzpatrick.  All of these shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009.

(5)	Robyn Jackson is our Vice President, Logistics and Director.

(6)	Mark Hanson is our Director.

(7)
Includes 10,000,000 shares held by Mr. Fitzpatrick, 5,000,000 shares held by the Benne Family Trust, a trust over which Jacob Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, and 10,000,000 shares held by the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power.  All of these shares are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Mr. Fitzpatrick dated December 4, 2009.

Changes in Control

As of December 4, 2009 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Directors and Executive Officers

Directors and Officers

Our Articles state that the authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at four.  We currently have four directors.  All of our directors and officers were appointed prior to the closing of the share exchange.

Our current directors and officers are as follows:

Name	Age	Position
Jacob Benne	67	President, Chief Executive Officer and Director
Daniel Meikleham	65	Chief Financial Officer, Principal Accounting Officer, Secretary and Director
Robyn Jackson	63	Vice President, Logistics and Director
Mark Hanson	56	Director

Our directors will serve as such until our next annual shareholder meeting or until their successors are duly elected and appointed.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Jacob Benne
President, Chief Executive Officer and Director

Jacob Benne has been our President, Chief Executive Officer and Director since November 18, 2009.

Mr. Benne graduated from the Dutch Agricultural College in 1960 in the top 5% of his class.  Following graduation, he joined the Dutch army and served his country for two years before entering the agricultural/horticultural industry.  He has since enjoyed a distinguished 46 year career that began with establishing his first greenhouse entrepreneurial enterprise in August 1963.

Mr. Benne immigrated to Canada in 1981, and upon his arrival he established an eight-acre greenhouse facility with a local partner, acting as its project manager.  In nine years, the facility grew to cover fourteen acres.  Following this success, Mr. Benne acquired a neighboring property and established Bevo Farms Ltd. in 1987.  For the last 22 years he has operated Bevo Farms Ltd. (which subsequently became Bevo Agro Inc.), and in 2000 he took the company public by listing it on the TSX Venture Exchange under the trading symbol BVO.V.  Mr. Benne has served as the President and Chief Executive Officer of Bevo Agro Inc. for the past nine years and in that time has built the company into North America’s leading provider of propagated plants, with annual sales in excess of $15 million.  Mr. Benne brings his vast experience and enthusiasm to Urban Barns Foods Inc. as its President and is committed to the goal of making the company an international leader in the horticulture business.

Daniel Meikleham
Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Daniel Meikleham has been our Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer since November 27, 2009.  He has also been our Director since September 21, 2009.  He is a co-creator of the Urban Barns Foods Inc. business concept.

Mr. Meikleham is the fomer Chief Financial Officer and current Enterprise Risk Manager for Red Sea Housing Services, a publicly listed corporation in Saudi Arabia that employs over 3,000 people and has a market capitalization of approximately $1 billion.  In 2006, he was instrumental in transforming the company from a private enterprise into a listed public company through a $140 million full prospectus IPO.  Mr. Meikleham’s responsibilities include strategic planning and overseeing the set-up of subsidiaries positioned throughout the world, including the Caribbean, North and Sub-Saharan Africa, the Middle East and Southeast Asia.

Until 2005, Mr. Meikleham worked in the insurance business for 28 years with three major insurance corporations, culminating in a seven year stint with the Prudential Insurance Company of America during which he was honored five times as President of the Gibraltar Club for being their top national producer.  From 1998 to 2000, Mr. Meikleham also served as a co-founder and Director of a Puerto Rico venture capital fund.  Mr. Meikleham was educated at the Central College of Commerce and Distribution in Glasgow, Scotland, where he won the annual national British-wide government competition in mathematics.

Robyn Jackson
Vice President, Logistics and Director

Robyn Jackson has been our Vice President, Logistics and Director since November 20, 2009.

Mr. Jackson founded Robyn’s Transportation & Distribution Services Ltd. (formerly Robyn’s Trucking) in Alberta, Canada in 1976.  For the past 33 years he has served as its President and Chief Executive Officer and built the company into a niche refrigerated shipper of food and propagated plants, with annual revenues of more than CAD$17,000,000.  Mr. Jackson’s company currently owns five refrigerated distribution facilities across Western Canada, employs more than 60 professional drivers and ships food products and plants to all Wal-Mart, Sobeys and Canadian Tire stores in Canada located west of Thunder Bay, Ontario.  It also delivers goods to Canadian Superstore and Safeway warehouses across Western Canada.

Mark Hanson
Director

Mr. Hanson has been our director since December 1, 2009.  He is a qualified barrister and solicitor in four jurisdictions (New Zealand, the United Kingdom, Hong Kong and Australia), and has enjoyed a 22-year career in investment banking specializing in corporate finance, mergers and acquisitions, private equity and structured finance, including the formation of investment funds.

Mr. Hanson has been based in Bahrain since 2007, during which time he has been the Chief Executive Officer of Global Banking Corporation, an Islamic investment bank with a market capitalization of $250 million that is active in financial services in the private equity, real estate and energy sectors.  Prior to moving to Bahrian, Mr. Hanson worked in Saudi Arabia for a period of three years as an advisor to the Deputy Governor of the country’s central bank (SAMA) before establishing the Saudi investment banking arm of ABN AMRO.

Before his stint in the Middle East, Mr. Hanson worked in Hong Kong for 11 years and Singapore for two years acting variously as the Chief Executive Officer of Bain Securities Limited, the Managing Director of Peregrine Capital Limited and the Deputy Chief Executive of the Hong Kong Stock Exchange, the latter for a period of three-and-a-half years.  Mr. Hanson graduated from the University of Auckland, New Zealand with a Bachelor of Laws degree in 1976.

Other Directorships

Other than as described above, none of our officers or directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Our Board of Directors currently consists of four directors, two of whom are independent. As such, the decisions of the Board regarding director nominees are made to some extent by persons who have an interest in the outcome of the determination. The Board will consider other independent candidates for directors, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Jacob Benne, our President and Director, also serves as the President and Chief Executive Officer of Bevo Agro Ltd., a company listed on the TSX Venture Exchange under the trading symbol BVO.V that is North America’s leading provider of propagated plants.  While we do not expect this entity to compete with us as it is engaged in a complimentary business, Mr. Benne has a fiduciary duty to Bevo Agro Ltd. and may not present business opportunities to us unless this entity has first declined to accept them.

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular opportunity should be presented.  They may also in the future become affiliated with entities engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to that corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we plan to hire a number of full-time employees to engage in administrative tasks and the development our first two “urban barn” facilities in Vancouver, Canada and San Juan, Puerto Rico.  Once we have entered into definitive agreements to distribute our produce, we anticipate hiring additional employees to operate these facilities and engaging various consultants to provide legal, accounting, marketing and software development services to us.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions.  The Board of Directors as a whole participates in the review of our financial statements and related disclosure.

Family Relationships

There are no family relationships among our officers, directors or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

None of our directors or executive officers received any compensation from us during our last two completed fiscal years. Pursuant to Item 402(f)(4) of Regulation S-K we have omitted the Summary Compensation table since no compensation has been awarded to, earned by, or paid to these individuals.

Option Grants

As of July 31, 2009 we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

On December 4, 2009 we entered into a consulting agreement with Jacob Benne, our President, Chief Executive Officer and Director, to perform a variety of services on our behalf.  These include sourcing our initial “urban barns”, coordinating the supply of seedlings, overseeing product choice and quality control, performing research and development activities and providing training for our management and future employees on horticultural techniques and plant management.  The consulting agreement is effective until December 31, 2011 or until terminated in accordance with its provisions.  A copy of the consulting agreement is attached as exhibit 10.2 to this Current Report.

Other than our consulting agreement with Mr. Benne, we have not yet entered into any consulting or management agreements with any of our current directors or officers.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception on May 21, 2007 to July 31, 2009.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive compensation in the form of shares of our common stock or options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

Since our inception on May 21, 2007, we have engaged in the following transactions with persons related to us:

•
On June 29, 2007 we issued 1,600,000 shares our of common stock to Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, at a price of $0.005 per share in exchange for cash proceeds of $8,000.

•
On July 18, 2007 we issued 1,400,000 shares our of common stock to Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, at a deemed price of $0.005 per share in exchange for $7,000 in mineral property costs incurred by Mr. Hassan on our behalf.

•
On December 4, 2009 we issued 5,000,000 shares of our common stock to the Benne Family Trust, a trust over which Jack Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, pursuant to the terms of the Share Exchange Agreement.

•
On December 4, 2009 we issued 10,000,000 shares of our common stock to the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power, pursuant to the terms of the Share Exchange Agreement.

•	On December 4, 2009 we issued 10,000,000 shares of our common stock to Gerald Fitzpatrick, a former shareholder of Urban Barns, pursuant to the terms of the Share Exchange Agreement.

•
On December 4, 2009 we entered into a share cancellation agreement with Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, to cancel 20,500,000 shares of our common stock registered in his name.

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.

Director Independence

Our securities are quoted on the OTC Bulletin Board, which does not have any director independence requirements.  We currently use NASDAQ’s general definition for determining director independence, which states that “independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.  Two of our four current directors, Robyn Jackson and Mark Hanson, meet this definition of independence.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party to which our subsidiary is a party, or of which our property is the subject.  We also know of no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividend’s on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on the OTC Bulletin Board under the trading symbol “URBF”. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.
OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock was not traded on the OTC Bulletin Board until after the end of our most recent quarterly period.

Holders

As of December 4, 2009 there were approximately 30 holders of record of our common stock.  We do not believe that a significant number of beneficial owners hold shares of our common stock in street name.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock for the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of December 4, 2009 we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

From our inception on May 21, 2007 to December 4, 2009 we completed the following sales of unregistered securities:

•
On June 29, 2007 we issued 1,600,000 shares our of common stock to Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, at a price of $0.005 per share in exchange for cash proceeds of $8,000.  These securities were issued without a prospectus pursuant to an exemption from registration contained in section 4(2) of the Securities Act.

•
On July 18, 2007 we issued 1,400,000 shares our of common stock to Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, at a deemed price of $0.005 per share in exchange for $7,000 in mineral property costs incurred by Mr. Hassan on our behalf.  These securities were issued without a prospectus pursuant to an exemption from registration contained in section 4(2) of the Securities Act.

•
On January 30, 2008 we issued 3,200,000 shares of our common stock to twenty-six non-U.S. investors at a price of $0.02 in exchange for cash proceeds of $64,000.  These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S under the Securities Act.

•
Between September 28, 2009 and November 2, 2009 we issued warrants to purchase 71, 500 shares of our common stock pursuant to a series of secured convertible debenture purchase agreements with eight non-U.S. investors in exchange for cash proceeds of $71,500.   Each warrant entitles the holder thereof to purchase one share of our common stock at a price of $1.50 per share for a period of 18 months from the date of the holder’s secured convertible debenture purchase agreement.  The principal of each debenture accrues interest at a rate of 12% per annum and is convertible, together with any interest accrued thereon, into shares of our common stock at a rate of $1 per share at the option of the holder thereof upon 15 business days’ written notice.

•
On December 4, 2009 we issued 5,000,000 shares of our common stock to the Benne Family Trust, a trust over which Jack Benne, our President, Chief Executive Officer and Director, has sole voting and investment power, pursuant to the terms of the Share Exchange Agreement.  These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S under the Securities Act.

•
On December 4, 2009 we issued 10,000,000 shares of our common stock to the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director, has shared voting and investment power, pursuant to the terms of the Share Exchange Agreement.  These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S under the Securities Act.

•
On December 4, 2009 we issued 10,000,000 shares of our common stock to Gerald Fitzpatrick, a former shareholder of Urban Barns, pursuant to the terms of the Share Exchange Agreement.  These securities were issued without a prospectus pursuant to an exemption from registration contained in Regulation S under the Securities Act.

Our reliance upon the exemption under section 4(2) of the Securities Act was based on the fact that the issuance of the shares did not involve a “public offering”.  Each offering was not a "public offering" as defined in section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, the manner of the offering and the number of shares offered.  In addition, the investor had the necessary investment intent as required by section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares were restricted pursuant to Rule 144 under the Securities Act.  This restriction ensured that the shares would not be immediately redistributed into the market and therefore not be part of a “public offering”.  No general solicitation was used in, no commission or other remuneration was paid in connection with, and no underwriter participated in the offering.

Our reliance upon Rule 903 of Regulation S was based on the fact that the issuance of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the issuance of the shares.  Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001.

Common Stock

As of December 4, 2009 we had 47,900,000 shares of our common stock and warrants to purchase 71,500 shares of our common stock issued and outstanding.  We did not have any options or other convertible securities outstanding as of December 4, 2009.
Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends.  From our inception on May 21, 2007 to December 4, 2009 we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Indemnification of Directors and Officers

The only statutes, charter provisions, bylaws, contracts, or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

•	Chapter 78 of the Nevada Revised Statutes (“NRS”);

•	Article IX of our Articles of Incorporation; and

•	Article VIII of our Bylaws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

7.
Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Articles of Incorporation

Our Articles of Incorporation provide that we will indemnify our directors and officers to the fullest extent permissible under the laws of the State of Nevada.

Bylaws

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by law.

The general effect of the foregoing is that we may indemnify a director, officer or control person from liability, thereby making us responsible for any expenses or damages incurred by such director, officer or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Financial Statements and Supplementary Data

URBAN BARNS FOODS INC.
(A Development Stage Company)
Financial Statements
(Expressed in Canadian dollars)

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Urban Barns Foods Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Urban Barns Foods Inc. (A Development Stage Company) as of July 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on July 3, 2009 through July 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Urban Barns Foods Inc. (A Development Stage Company) as of July 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on July 3, 2009 through July 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $867 Canadian, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada
November 6, 2009

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

Urban Barns Foods, Inc
(A Development Stage Company)
Balance Sheet
As of July 31, 2009

in Canadian Dollars
ASSETS
Current Assets

Cash	$1,133
Total Current Assets	$1,133
TOTAL ASSETS	$1,133
LIABILITIES
Total Liabilities	-
STOCKHOLDERS' EQUITY
Capital Stock (Note 5)
Common Shares:
1,000,000 Common Shares Authorized,
400,000 Issued and Outstanding, No Par Value	$2,000

Deficit accumulated during development stage	$(867)
Total Stockholders' Equity	$1,133
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,133
The accompanying notes are an integral part of these financial statements.

Urban Barns Foods, Inc
(A Development Stage Company)
Statement of Operations

From Inception July 3, 2009 to July 31, 2009
in Canadian Dollars
Revenues	-

Expense
General and Administrative	$763
Website	$104
Total Expense	$867

Loss before income tax	$867
Provision for income tax	-
Net loss	$(867)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	400,000

The accompanying notes are an integral part of these financial statements.

Urban Barns Foods, Inc
(A Development Stage Company)
Statement of Stockholders’ Equity (Deficit)
From Inception July 3, 2009 to July 31, 2009

	Common Stock	Common Stock	Deficit Accumulated During the Development Stage	Total Stockholders' Equity (Deficit)

Balance at Inception July 3, 2009	-	-	-	-

Common stock issued to founders on July 31, 2009 for cash $0.005 (no par value)	400,000	2,000	-	2,000

Net (loss) from inception on July 3, 2009 to July 31, 2009			(867)	(867)

Balance - July31, 2009	400,000	$2,000	$(867)	$1,133

The accompanying notes are an integral part of these financial statements.

Urban Barns Foods, Inc
(A Development Stage Company)
Statement of Cash Flows

in Canadian Dollars

OPERATING ACTIVITIES
Loss for the period	$(867)
Net cash (Used in) Provided by Operating Activities	$(867)
FINANCING ACTIVITIES
Additional paid-in capital:Meikleham Family Trust	$2,000
Net cash provided by Financing Activities	$2,000
Net cash increase for period	$1,133
Cash at beginning of period	-
Cash at end of period	$1,133

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$0
Income Taxes	$0

The accompanying notes are an integral part of these financial statements.

Urban Barns Foods Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 1 – Nature of Operations

Urban Barns Foods Inc. (A Development Stage Company) was incorporated in the Province of Alberta on July 3, 2009 under the laws of the Province of Alberta. Due to the short period of time since inception, the Company has conducted virtually no business other than organizational matters and entering into an agreement to merge with Urban Barns Foods Inc. fka HL Ventures, Inc., a company incorporated in the State of Nevada, which has filed its Registration Statement and filings of periodic reports with the Securities and Exchange Commission (the “SEC”) under the symbol URBF.OB. The Company has developed its business plan, which is growing organic fruits and vegetables and selling them to retailers and is now seeking working capital to commence operations. Until now, the Company has no operations and in accordance with SFAS#7 is considered to be in the development stage.

Note 2  – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has no established source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing.  It has sustained a loss and an accumulated deficit of $867 Canadian as of July 31, 2009.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company is amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

Note 3 – Significant Accounting Policies

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instrument

The Company has not issued any financial instruments.  It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from any financial instruments and if it was that their fair values approximate their carrying values except where separately disclosed.

Property

The Company does not own any property. Its business office is located at the home of its President and Chief Executive Officer and such space is made available at no charge.

Urban Barns Foods Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 3 – Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates would include asset impairment, stock-based compensation, and future income tax amounts. The company has not issued any stock-based compensation plans nor has it generated any income, which would create a tax liability. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Advertising

The Company expenses advertising costs as incurred.  The Company has not incurred advertising activity since inception.

Loss Per Share

Basic loss per share is calculated using the weighted average number of common shares outstanding and the treasury stock method is used to calculate diluted earnings per share. For the period presented, this calculation proved to be anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets, if any, will not be realized.  No provision for income taxes is included in the statement due to its immaterial amount.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Urban Barns Foods Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 3 – Significant Accounting Policies (continued)

Foreign Currency Translation

All of the Company's transactions are denominated in Canadian currency so the Company has adopted the Canadian dollar as its functional and reporting currency.  All transactions initiated in other currencies are re-measured into the functional currency as follows:

•	Assets and liabilities at the rate of exchange in effect at the balance sheet date,
•	Equity at historical rates, and
•	Revenue and expense items at the prevailing rate on the date of the transaction.

Translation adjustments resulting from translation of balances are accumulated as a separate component of shareholders’ equity and reported as a component of comprehensive income or loss. To date the company has no transactions initiated in other currencies.

Note 4 – Due to Stockholders

There are no amounts owing to stockholders.

Note 5 – Capital Stock

Common Shares - Authorized

The company has 1,000,000 common shares authorized at no par value.

Common Shares – Issued and Outstanding

During the year ended July 31, 2009, the company issued 400,000 common shares for total proceeds of $2,000 Canadian to founders.

As at July 31, 2009 the Company has 400,000 common shares issued and outstanding.

As at July 31, 2009 the Company has no warrants or options outstanding.

As at July 31, 2009 the Company has offered to issue 600,000 common shares to officers once they subscribed for total proceeds of $3,000 Canadian. The shares were subscribed for on August 16, 2009 and the 600,000 shares were issued.

Urban Barns Foods Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 6 – Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets, if any, will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Details since inception follow:

Year Ended	July 31, 2009

Deferred Tax Asset	0.00
Valuation Allowance	0.00
Current Taxes Payable	0.00

Income Tax Expense	$0.00

The Company has filed no income tax returns since inception, and has no obligation to file until January 31, 2010.

The company has non-capital losses of $867 Canadian.

Note 7 – Related Party Transactions

As at July 31, 2009 there are no balances owing to any stockholder of the Company.

The officers and directors of the Company are involved in other business activities and in the future, may become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 8 - Concentrations of Risks

Cash Balances

The Company maintains its cash in a bank which is insured under the Canada Deposit Insurance Corporation (CDIC), which is a Crown Corporation owned by the Government of Canada.  As a federal agency, it provides insurance up to a $100,000 CAD per person on Canadian accounts only, for financial services provided by chartered Canadian banks and financial institutions. The company maintains its cash in a bank in Canada to obtain the insurance afforded by CDIC.

Note 9 – Subsequent Events

The Company entered into a lease for operational equipment, which was effective September 1, 2009. The lease payments are a total of 33 monthly payments of $227 Canadian with an option to purchase the equipment at the end of the lease for a price of $685 Canadian.

Urban Barns Foods Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 10 – Recent Accounting Pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.”. The provisions of SFAS No. 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS No. 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS No. 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R).”. SFAS No. 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS No. 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS No. 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS No. 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”). Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U.S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 3, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on its financial statements.

In June 2009, the SEC’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the FASB, namely, SFAS No. 141 (revised 2007), “Business Combinations,” and SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements.” The statements in staff accounting bulletins are not rules or interpretations of the SEC, nor are they published as bearing the SEC’s official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” This FSP amends FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

Urban Barns Foods Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 10 – Recent Accounting Pronouncements (Continued)

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments.” This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies,” to address some of the application issues under SFAS No. 141(R). The FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability’s fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under SFAS No. 5, “Accounting for Contingencies,” and FASB Interpretation (FIN) No. 14, “Reasonable Estimation of the Amount of a Loss.” This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The adoption of this FSP has not had a material impact on the Company’s financial position, results of operations, or cash flows during the period from inception to year-ended July 31, 2009.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.”  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operations.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” which clarifies the application of SFAS No. 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective inception July 3, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.”  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS No. 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

Urban Barns Foods Inc.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 10 – Recent Accounting Pronouncements (Continued)

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, “Determining whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”  FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The Company is not required to adopt FSP EITF 03-6-1; neither does the Company believe that FSP EITF 03-6-1 would have material effect on its consolidated financial position and results of operations if adopted.

In July 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60.”  SFAS No. 163 clarifies how Statement No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In July 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.”  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Pursuant to the instructions to Item 304 of Regulation S-K, the disclosure called for by this Item need not be provided as it was previously reported by us in a Current Report on Form 8-K filed on August 10, 2009.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Urban Barns’ audited financial statements for the fiscal year ended July 31, 2009 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.1.

(d) Exhibits.

The exhibits listed in the following Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement with Urban Barns Foods Inc. dated October 9, 2009 (1)
10.1	Share Cancellation Agreement with Deniz Hassan dated December 4, 2009
10.2	Consulting Agreement with Jacob Benne dated December 4, 2009
21.1	Subsidiary: Urban Barns Foods Inc., incorporated in the Province of Alberta
99.1	Unaudited Pro Forma Balance Sheet as of July 31, 2009, and Unaudited Pro Forma Statements of Operations for the period ended July 31, 2009

(1)           Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urban Barns Foods Inc.
(Registrant)

Date: December 9, 2009	/s/ Jacob Benne
Jacob Benne
President, Chief Executive Officer, Director